A&B Draft 04/29/16

FIRST AMENDMENT TO CREDIT AGREEMENT AND WAIVER

THIS FIRST AMENDMENT TO CREDIT AGREEMENT AND WAIVER (this “Amendment”) is dated as of May __, 2016 by and among HANCOCK HOLDING COMPANY, a Mississippi corporation (the “Borrower”), each of the financial institutions party hereto as “Lenders” and U.S. BANK NATIONAL ASSOCIATION, in its capacity as Administrative Agent.

WHEREAS, the Borrower, the Lenders and the Administrative Agent entered into that certain Credit Agreement dated as of December 18, 2015 (the “Credit Agreement”);

WHEREAS, pursuant to Section 7.12(d) of the Credit Agreement, the Borrower is required to have a minimum Return on Average Assets of not less than 0.60% for the Fiscal Quarter ending March 31, 2016 and each Fiscal Quarter thereafter;

WHEREAS, for the Fiscal Quarter ending March  31, 2016,  the Return on Average Assets of the Borrower was less than 0.60%, resulting in a violation of Section 7.12(d) of the Credit Agreement and thereby creating an Event of Default under Section 8.4 of the Credit Agreement (the “Specified Event of Default”);

WHEREAS, the Borrower has requested that the Administrative Agent and the Lenders (i) waive the Specified Event of Default and (ii) amend the defined term “Return on Average Assets” as currently set forth in the Credit Agreement,  all as more particularly set forth below; and

WHEREAS, the Administrative Agent and the Lenders are willing to so waive the Specified Event of Default and amend the Credit Agreement on the terms and conditions contained in this Amendment;

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.  Specific Amendments.

(a)  Article I of the Credit Agreement is hereby amended by deleting the defined term “Return on Average Assets” therein and replacing such defined term with the following:

“‘Return on Average Assets’ shall mean, with respect to the Borrower as of the last day of each Fiscal Quarter, a percentage determined by dividing (a) the sum of the “net income” of the Borrower (as determined by reference to the line item “net income” under “Selected Financial Data” in the Borrower’s most recent Form 10-Q or 10-K, as applicable) for such Fiscal Quarter and the three immediately preceding Fiscal Quarters by (b) the average of the “total assets” of the Borrower (as determined by reference to the line item “total assets” under “Selected Financial Data” in the Borrower’s most recent Form 10-Q or 10-K, as applicable) for such

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four Fiscal Quarters.  Notwithstanding the foregoing, for purposes of determining the Return on Average Assets for the Fiscal Quarters ending December 31, 2015, March 31, 2016, June 30, 2016,  September 30, 2016 and December 31, 2016, the following rules will apply:

(1) for purposes of determining the Return on Average Assets for the Fiscal Quarter ending December 31, 2015, clauses (a) and (b) immediately above shall be calculated based solely on the Fiscal Quarter ending December 31, 2015 (i.e., clause (a) above shall be calculated as the “net income” of the Borrower (as determined by reference to the line item “net income” under “Selected Financial Data” in the Borrower’s 10-K) for the Fiscal Quarter ending December 31, 2015 and clause (b) above shall be determined based on the “total assets” of the Borrower (as determined by reference to the line item “total assets” under “Selected Financial Data” in the Borrower’s 10-K) for the Fiscal Quarter ending December 31, 2015;

(2) for purposes of determining the Return on Average Assets for the Fiscal Quarter ending March 31, 2016, clauses (a) and (b) above shall be calculated by excluding the Fiscal Quarter ending December 31, 2015 and annualizing the remaining three Fiscal Quarters for such period (i.e., clause (a) above shall be calculated using the sum of the Fiscal Quarters ending March 31, 2016, September 30, 2015 and June 30, 2015 and multiplying such sum by 4/3);

(3) for purposes of determining the Return on Average Assets for the Fiscal Quarter ending June 30, 2016, clause (a) above shall be calculated based solely on the Fiscal Quarter ending June 30, 2016 and annualized (i.e., clause (a) above shall be calculated as the “net income” of the Borrower (as determined by reference to the line item “net income” under “Selected Financial Data” in the Borrower’s 10-Q) for the Fiscal Quarter ending June 30, 2016 and multiplying the amount of such net income for such Fiscal Quarter by four (4)) and clause (b) above shall be determined based on the “total assets” of the Borrower (as determined by reference to the line item “total assets” under “Selected Financial Data” in the Borrower’s 10-Q) for the Fiscal Quarter ending June 30, 2016;

(4) for purposes of determining the Return on Average Assets for the Fiscal Quarter ending September 30, 2016, clause (a) above shall be calculated based solely on the Fiscal Quarter ending September 30, 2016 and annualized (i.e., clause (a) above shall be calculated as the “net income” of the Borrower (as determined by reference to the line item “net income” under “Selected Financial Data” in the Borrower’s 10-Q) for the Fiscal Quarter ending September 30, 2016 and multiplying the amount of such net income for such Fiscal Quarter by four (4)) and clause (b) above shall be determined based on the “total assets” of the Borrower (as determined by reference to the line item “total assets” under “Selected Financial Data” in the Borrower’s 10-Q) for the Fiscal Quarter ending September 30, 2016; and

(5) for purposes of determining the Return on Average Assets for the Fiscal Quarter ending December 31, 2016,  clause (a) above shall be calculated based solely on the Fiscal Quarter ending December 31, 2016 and annualized (i.e., clause (a) above shall be calculated as the “net income” of the Borrower (as determined by reference to the line item “net income” under “Selected Financial Data” in the Borrower’s 10-K)) for the Fiscal Quarter ending December 31, 2016 and multiplying the amount of such net income for such Fiscal Quarter by four (4) and clause (b) above shall be determined based on the “total assets” of the Borrower (as determined by reference to the line item “total assets” under “Selected Financial Data” in the Borrower’s 10-K) for the Fiscal Quarter ending December 31, 2016.”

(b)  Schedule I to Exhibit  B of the Credit Agreement (Form of Compliance Certificate) is hereby amended to delete footnote 2 on such Schedule and replace such footnote with the following:

“2For purposes of calculating the Return on Average Assets for the Fiscal Quarters ending March 31, 2016, June 30, 2016, September 30, 2016 and December 31, 2016, such calculations will be made in accordance with the second sentence of the definition of Return on Average Assets.”

Section 2.  Limited Waiver.    Subject to the satisfaction of the conditions set forth in Section 6 hereof, the Lenders hereby waive the Specified Event of Default arising from the Borrower’s failure to comply with the requirements of Section 7.12(d) of the Credit Agreement with respect to the Fiscal Quarter ending March  31, 2016.  The Borrower acknowledges and agrees that the limited waiver contained in the foregoing sentence shall not be deemed to be or constitute a consent to any future action or inaction on the part of the Borrower, shall not waive or amend (or be deemed to be or constitute a waiver of or amendment to) any other covenant, term or provision in the Credit Agreement or any other Loan Document, and shall not hinder, restrict or otherwise modify the rights and remedies of the Administrative Agent or the Lenders following the occurrence of any Default or Event of Default (whether now existing or hereafter arising) under the Credit Agreement or any other Loan Document.

Section 3.  Other Documents.  All other Loan Documents executed and delivered in connection with the Credit Agreement are hereby amended solely to the extent necessary to conform to this Amendment.

Section 4.  Representations and Warranties.  To induce the Administrative Agent and the Lenders to enter into this Amendment, the Borrower hereby represents and warrants to the Administrative Agent and the Lenders that:

(a)  Authorization.  The Borrower has the right and power, and has taken all necessary action to authorize it, to execute and deliver this Amendment and to perform its obligations hereunder and under the Credit Agreement, as amended by this Amendment, and the other Loan Documents to which it is a party in accordance with their respective terms.  This Amendment has been duly executed and delivered by a duly authorized officer of the Borrower and each of this Amendment and the Credit Agreement, as amended by this Amendment, is a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its respective terms.

(b) Compliance with Laws.  The execution and delivery by the Borrower of this Amendment and the performance by the Borrower of this Amendment and the Credit Agreement, as amended by this Amendment, in accordance with their respective terms, do not and will not, by the passage of time, the giving of notice or otherwise:  (i) require any consent or approval of, registration or filing with, or any action by, any Governmental Authority (other than any filings required by applicable securities laws) or violate any law, rule or regulation applicable to the Borrower or any judgment, order or ruling of any Governmental Authority; (ii) violate or result in a default under any indenture, material agreement or other material instrument binding on the Borrower or any of its assets or give rise to a right thereunder to require any payment to be made by the Borrower; or (iii) result in the creation or imposition of any Lien on any asset of the Borrower.

(c) No Default.  Except for the Specified Event of Default, as of the date hereof and after giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing.

Section 5. Payment of Expenses.  The Borrower agrees to pay or reimburse the Administrative Agent for its reasonable out-of-pocket costs and expenses incurred in connection with the preparation, negotiation, execution and delivery of this Amendment and the other documents and agreements executed and delivered in connection herewith.

Section 6.  Conditions.  The effectiveness of this Amendment is subject to the conditions precedent that: (i) the Administrative Agent shall have received a counterpart of this Amendment duly executed by the Borrower, the Required Lenders and the Administrative Agent and (ii) the Borrower shall have paid a non-refundable fee to each of the Lenders in an amount equal to $__________ per Lender.

Section 7.  Effect; Ratification.

(a)  Except as expressly herein amended, the terms and conditions of the Credit Agreement and the other Loan Documents remain unchanged and continue to be in full force and effect.  The amendments contained herein shall be deemed to have prospective application only, unless otherwise specifically stated herein.  The Credit Agreement is hereby ratified and confirmed in all respects.  Each reference to the Credit Agreement in any of the Loan Documents shall be deemed to be a reference to the Credit Agreement, as amended by this Amendment.

(b)  Nothing contained herein shall be deemed to constitute a waiver of compliance with any term or condition contained in the Credit Agreement or any of the other Loan Documents, or constitute a course of conduct or dealing among the parties.  The Administrative Agent and the Lenders reserve all rights, privileges and remedies under the Loan Documents.

(c)  This Amendment constitutes the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.  This Amendment shall for all purposes be deemed to be a “Loan Document” under the Credit Agreement and entitled to the benefits thereof.

Section 8.  Further Assurances.  The Borrower agrees to take all further actions and execute such other documents and instruments as the Administrative Agent may from time to time reasonably request to carry out the transactions contemplated by this Amendment, the Loan Documents and all other agreements executed and delivered in connection herewith.

Section 9.  Binding Effect. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective permitted successors and assigns.

Section 10.  Counterparts.  This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original and shall be binding upon all parties, their successors and assigns.  The exchange of copies of this Amendment and of signature pages by facsimile or .pdf via email transmission shall constitute effective execution and delivery of this Agreement as to the parties.

Section 11.  Severability; Headings. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability, without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The section and subsection headings used in this Amendment are for convenience of reference only and are not to affect the construction hereof or to be taken into consideration in the interpretation hereof.

Section 12.  GOVERNING LAW.  THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF) OF THE STATE OF NEW YORK.

Section 13.  Definitions.  Except as otherwise defined herein, capitalized terms used herein shall have the meanings ascribed thereto in the Credit Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to Credit Agreement and Waiver to be duly executed by their respective authorized officers as of the day and year first above written.

HANCOCK HOLDING COMPANY

By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION,
as Administrative Agent and as a Lender

By:
Name:
Title:

WELLS FARGO BANK, NATIONAL
ASSOCIATION, as a Lender

By:
Name:
Title: